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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-109196 of BioVeris Corporation on Form S-4 of our report dated April 11, 2003 (relating to the financial statements of Meso Scale Diagnostics, LLC. at December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002), appearing in the Annual Report on Form 10-K of IGEN International, Inc. for the year ended March 31, 2003.


/s/ Deloitte & Touche LLP

McLean, Virginia
December 10, 2003